AMENDED AND RESTATED CASH MANAGEMENT            EXHIBIT 4.8
                                   AGREEMENT

                               21 NOVEMBER 2007

                             BANK OF SCOTLAND PLC
                         (AS CASH MANAGER AND SELLER)

                                      AND

                      PERMANENT MORTGAGES TRUSTEE LIMITED
                            (AS MORTGAGES TRUSTEE)

                                      AND

                       PERMANENT FUNDING (NO. 1) LIMITED
                                (AS FUNDING 1)

                                      AND

                       PERMANENT FUNDING (NO. 2) LIMITED
                                (AS FUNDING 2)

                                      AND

                             THE BANK OF NEW YORK
        (AS FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE)

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.       Definitions and Interpretation.......................................2
2.       Appointment of Cash Manager..........................................2
3.       The Services.........................................................3
4.       Payments, Accounts, Ledgers..........................................4
5.       Early Repayment Fees.................................................9
6.       Swaps................................................................9
7.       No Liability........................................................10
8.       Costs and Expenses..................................................10
9.       Information.........................................................11
10.      Remuneration........................................................13
11.      Covenants of Cash Manager...........................................14
12.      Services Non-Exclusive..............................................14
13.      Termination.........................................................15
14.      Further Assurance...................................................17
15.      Miscellaneous.......................................................18
16.      Confidentiality.....................................................19
17.      Notices.............................................................20
18.      No Partnership......................................................21
19.      Assignment..........................................................21
20.      Amendments and Consents.............................................21
21.      Exclusion of Third Party Rights.....................................21
22.      Counterparts........................................................22
23.      Severability........................................................22
24.      Governing Law and Submission to Jurisdiction........................22

SCHEDULE

1.       The Cash Management Services........................................23
2.       Cash Management and Maintenance of Ledgers..........................25
3.       Form of Funding 1 Quarterly Report..................................36
4.       Form of Funding 2 Quarterly Report..................................38

Signatories..................................................................40

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THIS AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT (this AGREEMENT) is made as a deed on 21 November 2007

BETWEEN:

(1) BANK OF SCOTLAND PLC, (registered number SC327000) (formerly The Governor and Company of the Bank of Scotland), a public limited company incorporated under the laws of Scotland whose registered office is at The Mound, Edinburgh, EH1 1YZ (acting in its capacities as the CASH MANAGER, the SELLER and a BENEFICIARY);

(2) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private company incorporated under the laws of Jersey, Channel Islands whose registered office is at 47 Esplanade, St. Helier, Jersey, JE1 0BD, Channel Islands (acting in its capacity as the MORTGAGES TRUSTEE);

(3) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's London EC3A 6AP (acting in its capacities as FUNDING 1 and a BENEFICIARY);

(4) PERMANENT FUNDING (NO. 2) LIMITED (registered number 4441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's London EC3A 6AP (acting in its capacities as FUNDING 2 and a BENEFICIARY);

(5) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at One Canada Square, London E14 5AL(acting in its capacities as the FUNDING 1 SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as Funding 1 Security Trustee (or co-trustee) pursuant to the terms of the Funding 1 Deed of Charge and the FUNDING 2 SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as Funding 2 Security Trustee (or co-trustee) pursuant to the terms of the Funding 2 Deed of Charge).

WHEREAS:

(A) On the Initial Closing Date and on several subsequent dates, Halifax (then in its capacity as the Seller) agreed to sell and assign certain mortgage loans (together with their related security) it had originated to the Mortgages Trustee. The Mortgage Trustee has held the assigned mortgage loans as bare trustee for Funding 1 and the Seller and, as of the Programme Date, Funding 2 pursuant to the terms of the Mortgages Trust Deed.

(B) On the Initial Closing Date and several subsequent Closing Dates, Funding 1 has used the proceeds of Funding 1 Intercompany Loans granted to it by Funding 1 Issuers to pay Halifax (then in its capacity as the Seller) for an increased share in the Mortgages Trust. As of the Programme Date, Funding 1 may continue to use the proceeds of Funding 1 Intercompany Loans and Funding 2 may use the proceeds of Loan Tranches advanced under the Master Intercompany Loan Agreement to pay the Mortgages Trustee for an increased share in the Mortgages Trust.

(C) Halifax (then in its capacity as the Cash Manager) agreed to provide Cash Management Services to the Mortgages Trustee, Funding 1 and the Funding 1 Security Trustee and, as of the Programme Date, to Funding 2 and the Funding 2 Security Trustee in relation to, inter alia, the Trust Property on the terms and subject to the conditions contained in the Cash Management Agreement.

(D) On the Reorganisation Date, pursuant to the HBOS Group Reorganisation Act 2006, The Governor and Company of the Bank of Scotland was registered as a public company under the Companies Act

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         1985 and changed its name to Bank of Scotland plc and the business and all property and liabilities of Halifax (including its cash management business and its rights and obligations under the Cash Management Agreement) were transferred to Bank of Scotland.

(E) The parties to the Cash Management Agreement have agreed to further amend and restate the terms of the Cash Management Agreement on the date hereof as set out herein.

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 21 November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in clause 3 of the Master Definitions and Construction Schedule.

1.2 This Agreement amends and restates the Cash Management Agreement made on 14 June 2002 as amended and restated on 22 March 2006 and 17 October 2006 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

1.3 Any reference in this Agreement to any discretion, power or right on the part of the Mortgages Trustee shall be exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of Clause 16 of the Mortgages Trust Deed.

2.       APPOINTMENT OF CASH MANAGER

2.1      APPOINTMENT

         Until termination pursuant to Clause 13, the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee (according to their respective estates and interests) each hereby appoints the Cash Manager as its lawful agent to provide the Cash Management Services set out in this Agreement, including in relation to:

         (a)     the Mortgages Trust;

         (b)     Funding 1; and

         (c)     Funding 2,

         and the Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2      DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

         For the avoidance of doubt and in connection with the powers conferred under Clause 2.1, save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the

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         Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.3      APPOINTMENT CONDITIONAL UPON ISSUANCE OF FIRST ISSUER NOTES

         The appointment pursuant to Clause 2.1 is conditional upon the issue of the First Issuer Notes and the making of the First Issuer Term Advances under the First Issuer Intercompany Loan Agreement and shall take effect upon and from the Initial Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the First Issuer Notes by the First Issuer has not occurred by 14 June 2002, or such later date as the First Issuer and the Lead Manager may agree this Agreement shall cease to be of further effect.

2.4      APPOINTMENT CONDITIONAL UPON ACQUISITION OF A BENEFICIAL INTEREST

         The appointment pursuant to Clause 2.1 is conditional upon the acquisition by Funding 2 from the Seller of a portion of the Seller's beneficial interest in the Mortgages Trust pursuant to the Seller Trust Property Assignment Agreement and shall take effect upon and as of the Programme Date automatically without any further action on the part of any person PROVIDED THAT if Funding 2 has not acquired from the Seller a portion of the Seller's beneficial interest in the Mortgages Trust by 17 October 2006, or such later date as Funding 2 and the Seller may agree, the appointment of the Cash Manager as agent of Funding 2 under Clause 2.1 shall not take effect.

3.       THE SERVICES

3.1      GENERAL

         The Cash Manager shall provide the services set out in this Agreement (including, without limitation, the Schedules to this Agreement) (the CASH MANAGEMENT SERVICES).

3.2      APPROVALS AND AUTHORISATIONS

         The Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the respective businesses of the Mortgages Trustee, Funding 1 and Funding 2 and shall prepare and submit, or procure the preparation and submission of, on behalf of the Mortgages Trustee, Funding 1 and Funding 2, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the respective businesses of the Mortgages Trustee, Funding 1 and Funding 2 and shall, so far as it is reasonably able to do so, perform the Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3      COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

         The Cash Management Services shall include procuring (so far as the Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Mortgages Trustee, Funding 1 and Funding 2 with all applicable legal requirements and with the terms of the Transaction Documents to which each of the Mortgages Trustee and/or Funding 1 and/or Funding 2 is a party, PROVIDED ALWAYS THAT the Cash Manager shall not lend or provide any sum to the Mortgages Trustee, Funding 1 or Funding 2 (other than as expressly contemplated by the Transaction Documents) and the Cash Manager shall have no liability whatsoever to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee or any other person for any failure by the Mortgages Trustee, Funding 1 or Funding 2 to make any payment due under any of the Transaction Documents (other than to the extent arising from (a) the Cash Manager failing to make a payment in its capacity as Servicer, Funding 1 Swap Provider, Funding 2 Swap Provider or

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         in any other capacity under the Transaction Documents, or (b) the Cash
         Manager failing to perform any of its obligations under any of the Transaction Documents).

3.4      LIABILITY OF CASH MANAGER

(a) The Cash Manager shall indemnify each of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by any of them in respect of the negligence, bad faith or wilful default of the Cash Manager in carrying out its functions as Cash Manager under this Agreement or under the other Transaction Documents or as a result of a breach by the Cash Manager of the terms and provisions of this Agreement or such other Transaction Documents to which the Cash Manager is a party (in its capacity as Cash Manager) in relation to such functions.

(b) For the avoidance of doubt, the Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee and/or any other person as a result of the proper performance of the Cash Management Services by the Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Cash Manager or as a result of a breach by the Cash Manager of the terms and provisions of this Agreement or any of the other Transaction Documents to which the Cash Manager is a party (in its capacity as Cash Manager) in relation to such functions.

4.       PAYMENTS, ACCOUNTS, LEDGERS

4.1      BANK ACCOUNTS

(a) The Cash Manager hereby confirms that the Mortgages Trustee GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Mortgages Trustee Guaranteed Investment Contract and that the Mortgages Trustee GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Mortgages Trustee GIC Account will be operative and that the Cash Manager will not create or permit to subsist any Security Interest in relation to the Mortgages Trustee GIC Account (but without prejudice to the Mortgages Trust).

(b) The Cash Manager hereby confirms that the Funding 1 GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Funding 1 Guaranteed Investment Contract and that the Funding 1 GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding 1 GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding 1 GIC Account other than as created under or permitted pursuant to the Funding 1 Deed of Charge.

(c) The Cash Manager hereby confirms that the Funding 1 Transaction Account has been established on or before the date hereof and that the Funding 1 Transaction Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding 1 Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding 1 Transaction Account other than as created under or permitted pursuant to the Funding 1 Deed of Charge.

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(d)      The Cash Manager hereby confirms that the Funding 2 GIC Account has been established on or before the Programme Date pursuant to the Bank Account Agreement and the Funding 2 Guaranteed Investment Contract and that the Funding 2 GIC Account Mandate in the agreed form will apply thereto at the Programme Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Programme Date the Funding 2 GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding 2 GIC Account other than as created under or permitted pursuant to the Funding 2 Deed of Charge.

(e) The Cash Manager hereby confirms that the Funding 2 Transaction Account has been established on or before the Programme Date and that the Funding 2 Transaction Account Mandate in the agreed form will apply thereto at the Programme Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Programme Date the Funding 2 Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding 2 Transaction Account other than as created under or permitted pursuant to the Funding 2 Deed of Charge.

4.2      MORTGAGES TRUSTEE LEDGERS

(a) The Cash Manager shall open and maintain in the books of the Mortgages Trustee certain ledgers to be known as the Revenue Ledger and the Principal Ledger which shall together reflect the aggregate of all amounts of cash standing to the credit of the Mortgages Trustee GIC Account from time to time.

(b) The Cash Manager shall also open and maintain in the books of the Mortgages Trustee certain ledgers to be known as the Losses Ledger and the Funding 1 Share/Funding 2 Share/Seller Share Ledger.

(c) The Cash Manager shall make credits and debits to the Mortgages Trustee Ledgers in the manner described in Schedule 2.

4.3      FUNDING 1 LEDGERS

(a) The Cash Manager shall open and maintain in the books of Funding 1 certain ledgers to be known as the Funding 1 Revenue Ledger, the Funding 1 Principal Ledger, the Funding 1 General Reserve Ledger, the Funding 1 Cash Accumulation Ledger and, if the Funding 1 Liquidity Reserve Fund is established, the Funding 1 Liquidity Reserve Ledger which shall together reflect the aggregate of all amounts of cash standing to the credit of the Funding 1 GIC Account and the Funding 1 Transaction Account and all amounts invested in Authorised Investments purchased from amounts standing to the credit of the Funding 1 GIC Account and the Funding 1 Transaction Account from time to time.

(b) The Cash Manager shall also open and maintain in the books of Funding 1 certain ledgers to be known as (i) the Funding 1 Principal Deficiency Ledger, which comprised, on the Initial Closing Date, three sub-ledgers known as the AAA Principal Deficiency Sub Ledger, the AA Principal Deficiency Sub Ledger and the BBB Principal Deficiency Sub Ledger, and shall comprise on the Fourth Issuer Closing Date, four sub-ledgers known as the AAA Principal Deficiency Sub Ledger, the AA Principal Deficiency Sub Ledger, the A Principal Deficiency Sub Ledger, and the BBB Principal Deficiency Sub Ledger (ii) the Funding 1 Intercompany Loan Ledger and (iii) the Funding 1 Liquidity Facility Ledger. If Funding 1 enters into New Intercompany Loan Agreements and the New Term Advances advanced thereunder have different Term Advance Ratings to the Term Advance Ratings assigned to the existing Term Advances (including the Fourth Issuer Term Advances), then the Cash Manager shall establish new sub-ledgers in respect of the Funding 1 Principal Deficiency Ledger, which shall correspond to the Term Advance Ratings assigned to each such New Term Advance.

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(c)      The Cash Manager shall make credits and debits to the Funding 1
         Ledgers in accordance with the provisions of Schedule 2.

4.4      FUNDING 2 LEDGERS

(a) The Cash Manager shall open and maintain in the books of Funding 2 certain ledgers to be known as the Funding 2 Revenue Ledger, the Funding 2 Principal Ledger, the Funding 2 General Reserve Ledger, the Funding 2 Cash Accumulation Ledger, the Start-Up Loan Revenue Contribution Ledger and, if the Funding 2 Liquidity Reserve Fund is established, the Funding 2 Liquidity Reserve Ledger which shall together reflect the aggregate of all amounts of cash standing to the credit of the Funding 2 GIC Account and the Funding 2 Transaction Account and all amounts invested in Authorised Investments purchased from amounts standing to the credit of the Funding 2 GIC Account and the Funding 2 Transaction Account from time to time.

(b) The Cash Manager shall also open and maintain in the books of Funding 2 certain ledgers to be known as (i) the Funding 2 Principal Deficiency Ledger, which comprises six sub-ledgers known as the AAA Principal Deficiency Sub Ledger, the AA Principal Deficiency Sub Ledger, the A Principal Deficiency Sub Ledger, the BBB Principal Deficiency Sub Ledger, the BB Principal Deficiency Sub Ledger and the Funding 2 Subordinated Loan Tranche Principal Deficiency Sub Ledger and (ii) the Master Intercompany Loan Ledger, to be divided into sub-ledgers each of which shall record payments made under each Loan Tranche.

(c) The Cash Manager shall make credits and debits to the Funding 2 Ledgers in accordance with the provisions of Schedule 2.

4.5      BANK ACCOUNTS

(a) The Cash Manager shall procure that so far as it may be able in relation to all Loans comprised in the Portfolio, the following amounts are paid into the Mortgages Trustee GIC Account:

         (i) all Monthly Payments, other interest received under and in respect of the Loans and any costs or other amounts received under the Loans (including in any such case amounts recovered on enforcement of rights against any Borrower or guarantor of the Borrower, any Property or any of the Borrower's or guarantor's other property or assets);

         (ii) all final releases and all repayments or prepayments of principal under the Loans;

         (iii) any amount received by or on behalf of the Mortgages Trustee pursuant to any Halifax Insurance Policy or the Buildings Policies; and

         (iv) any other amounts whatsoever received by or on behalf of the Mortgages Trustee after the Initial Closing Date,

         and the Cash Manager shall procure that all interest earned on the Mortgages Trustee GIC Account is credited to such account.

(b) The Cash Manager shall procure that the following amounts are paid into the Funding 1 GIC Account:

         (i)     all Funding 1 Revenue Receipts;

         (ii)    all Funding 1 Principal Receipts;

         (iii) all amounts received by Funding 1 pursuant to the Funding 1 Swap Agreement; and

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         (iv)    any other amounts whatsoever received by or on behalf of
                 Funding 1 after the Initial Closing Date,

         and the Cash Manager shall procure that all interest earned on the Funding 1 Bank Accounts and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of the Funding 1 GIC Account are credited to such account.

(c) The Cash Manager shall procure that all Liquidity Drawings under the Funding 1 Liquidity Facility are paid into the Funding 1 Transaction Account.

(d) The Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Funding 1 Transaction Account and the Funding 1 GIC Account shall be made in accordance with the provisions of the Funding 1 Deed of Charge.

(e) The Cash Manager shall procure that the following amounts are paid into the Funding 2 GIC Account:

         (i)     all Funding 2 Revenue Receipts;

         (ii)    all Funding 2 Principal Receipts;

         (iii) all amounts received by Funding 2 pursuant to the Funding 2 Swap Agreement; and

         (iv) any other amounts whatsoever received by or on behalf of Funding 2 after the Programme Date,

         and the Cash Manager shall procure that all interest earned on the Funding 2 Bank Accounts and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of the Funding 2 GIC Account are credited to such account.

(f) The Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Funding 2 Transaction Account and the Funding 2 GIC Account shall be made in accordance with the provisions of the Funding 2 Deed of Charge.

(g) Each of the payments into the Mortgages Trustee GIC Account, the Funding 1 GIC Account, the Funding 1 Transaction Account, the Funding 2 GIC Account and the Funding 2 Transaction Account referred to in Clauses 4.5(a), (b), (c), (d), (e) and (f) shall be made forthwith upon receipt by the Mortgages Trustee, Funding 1, Funding 2 or the Cash Manager, as the case may be, of the amount in question.

(h) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Cash Manager may, and shall, withdraw Cash from, as the case may be, the Mortgages Trustee GIC Account, the Funding 1 Transaction Account, the Funding 1 GIC Account, the Funding 2 Transaction Account and/or the Funding 2 GIC Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(i) The Cash Manager shall promptly notify each of the Mortgages Trustee, Funding 1 and/or the Funding 1 Security Trustee (in the case of Funding 1 Bank Accounts), Funding 2 and/or the Funding 2 Security Trustee (in the case of Funding 2 Bank Accounts) (as applicable) of any additional account which supplements or replaces any account specifically referred to in the definitions of the "Mortgages Trustee GIC Account", the "Funding 1 Transaction Account", the "Funding 1 GIC Account", the "Funding 2 Transaction Account" or the "Funding 2 GIC Account", as the case may be, in the Master Definitions and Construction Schedule.

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(j)      Each of the Cash Manager, the Mortgages Trustee, Funding 1 (in the
         case of Funding 1 Bank Accounts) and Funding 2 (in the case of Funding 2 Bank Accounts) undertakes that, so far as it is able to procure the same, the Mortgages Trustee GIC Account, the Funding 1 Transaction Account, the Funding 1 GIC Account, the Funding 2 Transaction Account and the Funding 2 GIC Account and all instructions and Mandates in relation thereto will continue to be operative and will not, save as provided in Clause 4.7 below or as permitted pursuant to the Bank Account Agreement be changed without the prior written consent of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Cash Manager may change the Authorised Signatories in respect of any instructions or Mandates relating to Funding 1, Funding 2 and/or the Mortgages Trustee, without the prior written consent of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable), in accordance with Clause 4.2 of the Bank Account Agreement.

(k) The Cash Manager and Funding 1 agree that the Cash Manager shall procure that (i) the tranche of the Advance being made available to Funding 1 pursuant to paragraph 2(a) of the First Start-Up Loan Agreement for the purposes of funding the Funding 1 General Reserve Fund and (ii) the tranche (if any) of any New Start-up Loan Agreement for the purposes of funding further the Funding 1 General Reserve Fund (or any other similar reserve fund) shall be credited to the Funding 1 GIC Account promptly upon receipt of such amounts by Funding 1, and the Funding 1 General Reserve Ledger shall record such credit.

(l) The Cash Manager and Funding 2 agree that the Cash Manager shall procure that (i) any Advance being made available to Funding 2 pursuant to the Funding 2 Start-Up Loan Agreement dated the Programme Date for the purposes of funding the Funding 2 General Reserve Fund (or any other similar reserve fund), (ii) any Advance (if any) of any new Funding 2 Start-up Loan Agreement for the purposes of funding further the Funding 2 General Reserve Fund (or any other similar reserve fund) and (iii) any Start-Up Loan Tranche or part thereof made available to Funding 2 pursuant to the Master Intercompany Loan Agreement for the purposes of funding further the Funding 2 General Reserve Fund (or any other similar reserve fund) shall be credited to the Funding 2 GIC Account promptly upon receipt of such amounts by Funding 2, and the Funding 2 General Reserve Ledger shall record the amount to be credited for the purposes of funding the Funding 2 General Reserve Fund.

(m) The Cash Manager and Funding 2 agree that the Cash Manager shall procure that any Start-Up Loan Tranche or part thereof made available to Funding 2 pursuant to the Master Intercompany Loan Agreement for the purposes of contributing towards Funding 2 Available Revenue Receipts on the Funding 2 Interest Payment Date immediately following the relevant Closing Date shall be credited to the Funding 2 GIC Account promptly upon receipt of such amount by Funding 2 and the Start-Up Loan Revenue Contribution Ledger shall record such credit (and, for the avoidance of doubt, such amounts shall not be credited to the Funding 2 General Reserve Ledger).

(n) The Cash Manager shall give all notices and make all determinations and withdrawals under the Funding 1 Liquidity Facility Agreement on behalf of Funding 1, as set out therein.

4.6      WITHDRAWALS

         The Cash Manager may make withdrawals:

         (a) on behalf of the Mortgages Trustee from the Mortgages Trustee GIC Account; and

         (b) on behalf of Funding 1 from the Funding 1 GIC Account and the Funding 1 Transaction Account, but only until receipt of an Intercompany Loan Acceleration Notice served by the Funding 1 Security Trustee on Funding 1 (with a copy to the Cash Manager and the Mortgages Trustee); and

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         (c)     on behalf of Funding 2 from the Funding 2 GIC Account and the
                 Funding 2 Transaction Account, but only until receipt of a Master Intercompany Loan Acceleration Notice served by the Funding 2 Security Trustee on Funding 2 (with a copy to the Cash Manager and the Mortgages Trustee), respectively as permitted by this Agreement, the Mortgages Trust Deed, the Bank Account Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Funding 1 Guaranteed Investment Contract, the Funding 2 Guaranteed Investment Contract, the Funding 1 Liquidity Facility Agreement, the Funding 1 Deed of Charge and the Funding 2 Deed of Charge, but shall not in carrying out its functions as Cash Manager under this Agreement otherwise make withdrawals from the Mortgages Trustee GIC Account, the Funding 1 Bank Accounts or the Funding 2 Bank Accounts.

4.7      CASH MANAGEMENT

         In administering the Mortgages Trustee GIC Account, the Funding 1 Bank Accounts and the Funding 2 Bank Accounts on behalf of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee (as applicable), the Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Cash Manager of a copy of (in respect of the Funding 1 Bank Accounts) any Intercompany Loan Acceleration Notice served by the Funding 1 Security Trustee on Funding 1 and (in respect of the Funding 2 Bank Accounts) any Master Intercompany Loan Acceleration Notice served by the Funding 2 Security Trustee on Funding 2.

5.       EARLY REPAYMENT FEES

         The Cash Manager shall withdraw any Early Repayment Fees paid into the Mortgages Trustee GIC Account and pay the same to the Seller, by telegraphic transfer to such account as may be specified by the Seller from time to time, promptly following a request for such withdrawal being received from the Seller. For the avoidance of doubt, the Cash Manager shall not record the receipt or withdrawal of Early Repayment Fees in any of the ledgers maintained under this Agreement.

6.       SWAPS

6.1      COMPUTATIONS UNDER FUNDING 1 SWAP

         On each Calculation Date, the Cash Manager shall determine, in accordance with the terms of the Funding 1 Swap, in respect of the relevant Calculation Period:

         (a) the Average Fixed Rate Loan Balance, the Average Variable Rate Loan Balance and the Average Tracker Rate Loan Balance (each as defined in the Funding 1 Swap Agreement);

         (b) the weighted average of the fixed rates of interest charged to borrowers of Fixed Rate Loans;

         (c)     the Tracker Swap Rate; and

         (d)     the Variable Rate Swap SVR,

         and shall notify Funding 1 and the Funding 1 Security Trustee of such amounts, balances and rates.

6.2      TERMINATION OF FUNDING 1 SWAP

         If on or prior to the date of the earlier of either (a) the reduction of the aggregate principal amount outstanding of all Intercompany Loans to zero or (b) the service of an Intercompany Loan Acceleration Notice, the Funding 1 Swap is terminated, then the Cash Manager (on behalf of

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         Funding 1 and the Funding 1 Security Trustee) shall purchase a new hedge against the possible variance between (i) the Mortgages Trustee Variable Base Rate payable on the Variable Rate Loans, the fixed rates of interest payable on the Fixed Rate Loans and the Tracker Swap Rate and (ii) a LIBOR-based rate for three-month sterling deposits, on terms acceptable to Funding 1 and the Rating Agencies with a new Funding 1 swap provider whom the Rating Agencies have previously confirmed in writing will not cause the then current rating of any Notes of the Funding 1 Issuers to be downgraded. The Cash Manager may apply any early termination payment received from the Funding 1 Swap Provider pursuant to the Funding 1 Swap for such purpose.

6.3      COMPUTATIONS UNDER FUNDING 2 SWAP

         On each Calculation Date, the Cash Manager shall determine, in accordance with the terms of the Funding 2 Swap, in respect of the relevant Calculation Period:

         (a) the Average Fixed Rate Loan Balance, the Average Variable Rate Loan Balance and the Average Tracker Rate Loan Balance (each as defined in the Funding 2 Swap Agreement);

         (b) the weighted average of the fixed rates of interest charged to borrowers of Fixed Rate Loans;

         (c)     the Tracker Swap Rate; and

         (d)     the Variable Rate Swap SVR,

         and shall notify Funding 2 and the Funding 2 Security Trustee of such amounts, balances and rates.

6.4      TERMINATION OF FUNDING 2 SWAP

         If on or prior to the date of the earlier of either (a) the reduction of the aggregate principal amount outstanding of all Loan Tranches (other than the Start-Up Loan Tranches) under the Master Intercompany Loan Agreement to zero or (b) the service of a Master Intercompany Loan Acceleration Notice, the Funding 2 Swap is terminated, then the Cash Manager (on behalf of Funding 2 and the Funding 2 Security Trustee) shall purchase a new hedge against the possible variance between (i) the Mortgages Trustee Variable Base Rate payable on the Variable Rate Loans, the fixed rates of interest payable on the Fixed Rate Loans and the Tracker Swap Rate and (ii) a LIBOR-based rate for three-month sterling deposits, on terms acceptable to Funding 2 and the Rating Agencies with a new Funding 2 swap provider whom the Rating Agencies have previously confirmed in writing will not cause the then current rating of any Notes of the Master Issuer to be downgraded. The Cash Manager may apply any early termination payment received from the Funding 2 Swap Provider pursuant to the Funding 2 Swap for such purpose.

7.       NO LIABILITY

         Save as otherwise provided in this Agreement, the Cash Manager shall have no liability for the obligations of any of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Cash Manager of either the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee in respect of any of them.

8.       COSTS AND EXPENSES

8.1 Subject to and in accordance with the Funding 1 Priority of Payments and the Funding 2 Priority of Payments (as applicable), each of Funding 1 and Funding 2 will on each Funding 1 Interest Payment Date and Funding 2 Interest Payment Date (respectively) reimburse the Cash Manager a pro rata

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         share (based on the principal amount outstanding on the previous
         Funding 1 Interest Payment Date and Funding 2 Interest Payment Date (respectively) under the Funding 1 Intercompany Loans and the Master Intercompany Loan (respectively) after any repayments of principal on such date) for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Cash Manager in the performance of the Cash Management Services including any such costs, expenses or charges not reimbursed to the Cash Manager on any previous Funding 1 Interest Payment Date and Funding 2 Interest Payment Date (respectively) and the Cash Manager shall (if applicable) supply Funding 1 and Funding 2 with an appropriate VAT invoice issued by the Cash Manager or, if the Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

8.2 Unless and until otherwise agreed by the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee in writing (notified to the Cash Manager), the Mortgages Trustee shall not be responsible for reimbursing the Cash Manager for the out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) referred to in Clause 8.1 above.

9.       INFORMATION

9.1      USE OF I.T. SYSTEMS

(a) The Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Cash Manager in providing the Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

(b) The Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

         (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

         (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and/or Funding 1 and Funding 2 elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(c) The Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Cash Manager in providing the Cash Management Services.

(d) The Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and/or Funding 1 and Funding 2 elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

9.2      BANK ACCOUNT STATEMENTS

         The Cash Manager shall take all reasonable steps to ensure that it receives:

         (a) a monthly bank statement in relation to the Mortgages Trustee GIC Account (and any additional or supplemental bank account of the Mortgages Trustee) and that it furnishes a

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                 copy of such statement to the Mortgages Trustee, each of the
                 Beneficiaries, the Funding 1 Security Trustee and the Funding 2 Security Trustee;

         (b) monthly bank statements in relation to each of the Funding 1 Transaction Account and the Funding 1 GIC Account (and any additional or supplemental bank account of Funding 1) and that it furnishes a copy of such statements to Funding 1 and the Funding 1 Security Trustee; and

         (c) monthly bank statements in relation to each of the Funding 2 Transaction Account and the Funding 2 GIC Account (and any additional or supplemental bank account of Funding 2) and that it furnishes a copy of such statements to Funding 2 and the Funding 2 Security Trustee.

9.3      ACCESS TO BOOKS AND RECORDS

         Subject to all applicable laws, the Cash Manager shall permit the Auditors of the Mortgages Trustee, Funding 1 and Funding 2 and any other person nominated by the Funding 1 Security Trustee and/or Funding 2 Security Trustee or the Beneficiaries (to whom the Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Cash Management Services provided by the Cash Manager and related matters in accordance with this Agreement.

9.4      STATUTORY OBLIGATIONS

         The Cash Manager will use its reasonable endeavours, on behalf of the Mortgages Trustee, Funding 1 and Funding 2, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which each of the Mortgages Trustee, Funding 1 and Funding 2 is required by law to prepare and file. Subject to approval thereof by the directors of the Mortgages Trustee, Funding 1 or Funding 2 (as appropriate), the Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Mortgages Trustee, the Funding 1 Security Trustee, the Funding 2 Security Trustee, Funding 1 and Funding 2 (as appropriate) and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Mortgages Trustee, Funding 1 or Funding 2 (as appropriate).

9.5      INFORMATION COVENANTS

(a) The Cash Manager shall provide a quarterly report in, or substantially in, the form set out in Schedule 3 in respect of Funding 1 to any Funding 1 Issuer, Funding 1, the Funding 1 Security Trustee, the Seller and the Rating Agencies and a quarterly report in, or substantially in the form set out in Schedule 4 in respect of Funding 2 to the Master Issuer, Funding 2, the Funding 2 Security Trustee, the Seller and the Rating Agencies.

(b) The Cash Manager shall provide, or procure the provision of, to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause
         9.4 as soon as reasonably practicable after the preparation thereof.

(c) The Cash Manager shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Transaction Documents,
         (ii) the occurrence of an Intercompany Loan Event of Default, Master Intercompany Loan Event of Default, Potential Intercompany Loan Event of Default or Potential Master Intercompany Loan Event of Default and
         (iii) any other information relating to

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

         the Cash Manager as the Rating Agencies and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT neither the Funding 1 Security Trustee nor the Funding 2 Security Trustee shall make such a request more than once every three months unless, in the belief of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee, an Intercompany Loan Event of Default or a Master Intercompany Loan Event of Default (respectively) and/or a Note Event of Default in respect of any Funding 1 Issuer or the Master Issuer (respectively) or Cash Manager Termination Event (as defined in Clause 13.1) shall have occurred and is continuing or a Potential Intercompany Loan Event of Default or Potential Master Intercompany Loan Event of Default (respectively) and/or a Potential Note Event of Default in respect of any Funding 1 Issuer or the Master Issuer (respectively) shall have occurred and is continuing PROVIDED FURTHER THAT such request does not adversely interfere with the Cash Manager's day to day provision of the Cash Management Services under the other terms of this Agreement.

(d) The Cash Manager shall, at the request of the Funding 1 Security Trustee or the Funding 2 Security Trustee, furnish the Funding 1 Security Trustee, the Funding 2 Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Funding 1 Security Trustee and/or the Funding 2 Security Trustee to request in connection with this Agreement, PROVIDED THAT such request does not adversely interfere with the Cash Manager's day to day provision of the Cash Management Services under the other terms of this Agreement.

10.      REMUNERATION

10.1     FEE PAYABLE

         Funding 1 and Funding 2 shall pay to the Cash Manager for the Cash Management Services provided to it hereunder a cash management fee (the CASH MANAGEMENT FEE) (inclusive of VAT) which:

         (a) in the case of Funding 1, shall be 0.025% per annum of the aggregate principal amount outstanding under the Funding 1 Intercompany Loans on the previous Funding 1 Interest Payment Date after any repayments of principal on such date;

         (b) in the case of Funding 2, shall be 0.025% per annum of the aggregate principal amount outstanding of the Rated Loan Tranches and the Subordinated Loan Tranches under the Master Intercompany Loan on the previous Funding 2 Interest Payment Date after any repayment of principal on such date; and

         (c) in each case, be calculated in relation to each Funding 1 Interest Period or Funding 2 Interest Period (as applicable) on the basis of the number of days elapsed and a 365 day year.

10.2     PAYMENT OF FEE

         The cash management fee referred to in Clause 10.1 shall be paid to the Cash Manager in arrear:

         (a) by Funding 1 on each Funding 1 Interest Payment Date in the manner contemplated by and in accordance with the provisions of the applicable Funding 1 Priority of Payments; and

         (b) by Funding 2 on each Funding 2 Interest Payment Date in the manner contemplated by and in accordance with the provisions of the applicable Funding 2 Priority of Payments.

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11.      COVENANTS OF CASH MANAGER

11.1     COVENANTS

         The Cash Manager hereby covenants with and undertakes to each of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee that without prejudice to any of its specific obligations hereunder:

         (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

         (b) it will comply with any proper directions, orders and instructions which the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Funding Security 1 Trustee and the Funding 2 Security Trustee shall prevail;

         (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Cash Management Services;

         (d) save as otherwise agreed with the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee, it will provide free of charge to the Mortgages Trustee, Funding 1 and Funding 2 during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Mortgages Trustee, Funding 1 and Funding 2 under this Agreement;

         (e) it will not knowingly fail to comply with any legal requirements in the performance of the Cash Management Services;

         (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

         (g) it will not without the prior written consent of the Funding 1 Security Trustee and the Funding 2 Security Trustee amend or terminate any of the Transaction Documents save in accordance with their terms.

11.2     DURATION OF COVENANTS

         The covenants of the Cash Manager in Clause 11.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

12.      SERVICES NON-EXCLUSIVE

         Nothing in this Agreement shall prevent the Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee.

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

13.      TERMINATION

13.1     CASH MANAGER TERMINATION EVENTS

         If any of the following events (CASH MANAGER TERMINATION EVENTS) shall occur:

         (a) default is made by the Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement or in the performance of its obligations under Clauses 4.5 and
                 4.6 and such default continues unremedied for a period of three London Business Days after the earlier of the Cash Manager becoming aware of such default; or

         (b) default is made by the Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) is materially prejudicial to the interests of the Funding 1 Secured Creditors (in the case of Funding 1) or the Funding 2 Secured Creditors (in the case of Funding 2) and such default continues unremedied for a period of 20 London Business Days after the earlier of the Cash Manager becoming aware of such default and receipt by the Cash Manager of written notice from the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) requiring the same to be remedied; or

         (c)     an Insolvency Event occurs,

         then Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Cash Manager terminate its appointment as Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

13.2     RESIGNATION OF CASH MANAGER

         The appointment of the Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' notice of termination given by the Cash Manager to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee PROVIDED THAT:

         (a) the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee consent in writing to such termination;

         (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

         (c) such substitute cash manager has cash management experience and is approved by the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee;

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         (d)     the substitute cash manager enters into an agreement
                 substantially on the same terms as the relevant provisions of this Agreement and the Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Mortgages Trustee, Funding 1 and Funding 2 under such agreement are charged in favour of the Funding 1 Security Trustee and the Funding 2 Security Trustee (as applicable) on terms satisfactory to the Funding 1 Security Trustee and the Funding 2 Security Trustee; and

         (e) the then current ratings of the Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution of the holders of each class of the Notes of each Funding 1 Issuer or the Master Issuer, as applicable.

13.3     EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Cash Manager under this Agreement pursuant to this Clause 13, all authority and power of the Cash Manager under this Agreement shall be terminated and be of no further effect and the Cash Manager shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Cash Manager under this Agreement pursuant to this Clause 13, the Cash Manager shall:

         (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee, as the case may be) to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee, as the case may be (if practicable, on the date of receipt), any monies then held by the Cash Manager on behalf of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee and any other assets of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee;

         (ii) take such further action as the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee, as the case may be, may reasonably direct at the expense of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager), provided that the Mortgages Trustee, the Funding 1 Security Trustee or the Funding 2 Security Trustee, as the case may be, shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction (and in the event of a conflict between the directions of Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee and the Mortgages Trustee, the directions of the Funding 1 Security Trustee and the Funding 2 Security Trustee shall prevail);

         (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

         (iv) co-operate and consult with and assist the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee or its nominee, as the case may be (which shall, for the avoidance of doubt, include any Receiver appointed by it), for

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                 the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee or such nominee, as the case may be.

13.4     NOTICE OF EVENT OF DEFAULT

         The Cash Manager shall deliver to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Cash Manager Termination Event or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Cash Manager Termination Event would constitute the same or any Intercompany Loan Event of Default or Master Intercompany Loan Event of Default or any Potential Intercompany Loan Event of Default or Potential Master Intercompany Loan Event of Default.

13.5     GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of this Agreement or the appointment of the Cash Manager under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee to the Cash Manager or vice versa incurred before the date of such termination. The Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee.

(b) This Agreement shall terminate automatically at such time as Funding 1 and Funding 2 have no further interest in the Trust Property and the Intercompany Loans and the Master Intercompany Loan have been fully repaid or Funding 1's obligations under the Intercompany Loans and Funding 2's obligations under the Master Intercompany Loan Agreement have been otherwise discharged.

(c) On termination of the appointment of the Cash Manager under the provisions of this Clause 13, the Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. Such monies so receivable by the Cash Manager shall be paid by the Mortgages Trustee, on the dates on which they would otherwise have fallen due hereunder and under the terms of the Funding 1 Deed of Charge. For the avoidance of doubt, such termination shall not affect the Cash Manager's rights to receive payment of all amounts (if any) due to it from the Mortgages Trustee, Funding 1 or Funding 2 other than under this Agreement.

(d) Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

14.      FURTHER ASSURANCE

14.1     CO-OPERATION, ETC.

         The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

14.2     POWERS OF ATTORNEY

         Without prejudice to the generality of Clause 14.1, the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee shall upon request by the Cash Manager forthwith give to the Cash Manager such further powers of attorney or other written

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         authorisations, mandates or instruments as are necessary to enable the
         Cash Manager to perform the Cash Management Services.

14.3     CHANGE OF THE FUNDING 1 SECURITY TRUSTEE OR THE FUNDING 2 SECURITY
         TRUSTEE

         In the event that there is any change in the identity of the Funding 1 Security Trustee or the Funding 2 Security Trustee or an additional Funding 1 Security Trustee or an additional Funding 2 Security Trustee is appointed in accordance with the Funding 1 Deed of Charge or the Funding 2 Deed of Charge, as the case may be, the Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new Funding 1 Security Trustee or such new Funding 2 Security Trustee may reasonably require for the purposes of vesting in such new Funding 1 Security Trustee or such new Funding 2 Security Trustee the rights of the Funding 1 Security Trustee and the Funding 2 Security Trustee, as the case may be, under this Agreement and under the Funding 1 Deed of Charge and the Funding 2 Deed of Charge, as the case may be, and releasing the retiring Funding 1 Security Trustee or the retiring Funding 2 Security Trustee from further obligations thereunder and while any of the Notes of any Funding 1 Issuer or the Master Issuer, as the case may be, remains outstanding shall give notice thereof to the Rating Agencies.

14.4 NO OBLIGATION ON THE FUNDING 1 SECURITY TRUSTEE OR THE FUNDING 2 SECURITY TRUSTEE

         Nothing herein contained shall impose any obligation or liability on the Funding 1 Security Trustee or the Funding 2 Security Trustee to assume or perform any of the obligations of the Mortgages Trustee, Funding 1, Funding 2 or the Cash Manager hereunder or render either the Funding 1 Security Trustee or the Funding 2 Security Trustee liable for any breach thereof.

15.      MISCELLANEOUS

15.1     NO SET-OFF

         Each of the Seller and the Cash Manager agrees that it will not:

         (a) set off or purport to set off any amount which any of the Mortgages Trustee, Funding 1 or Funding 2 is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to the Mortgages Trustee GIC Account, any Funding 1 Bank Account or any Funding 2 Bank Account or any replacement or additional bank account of any of the Mortgages Trustee, Funding 1 or Funding 2; or

         (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of the Mortgages Trustee GIC Account, any Funding 1 Bank Account or any Funding 2 Bank Account or any replacement of additional bank accounts of any of the Mortgages Trustee, Funding 1 or Funding 2.

15.2     NO PETITION

         The Cash Manager agrees that for so long as any Notes of any Funding 1 Issuer or the Master Issuer are outstanding it will not petition or commence proceedings for the administration (including, for the avoidance of doubt, the filing of documents with the court or the service of a notice of intention to appoint an administrator) or winding up of the Mortgages Trustee, Funding 1, Funding 2 or any Funding 1 Issuer or the Master Issuer or participate in any ex parte proceedings with regard thereto.

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15.3     NO RECOURSE

(a) In relation to all sums due and payable by the Mortgages Trustee, Funding 1 or Funding 2 to the Cash Manager, the Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee, Funding 1 and Funding 2 pursuant to the provisions of the Transaction Documents.

(b) For the avoidance of doubt, neither the Funding 1 Security Trustee nor the Funding 2 Security Trustee shall be liable to pay any amounts due under Clause 8, and without prejudice to the obligations of the Mortgages Trustee, Funding 1 or Funding 2, as the case may be, or any receiver appointed pursuant to the Funding 1 Deed of Charge or the Funding 2 Deed of Charge, as the case may be, in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of the Funding 1 Security Trustee and the Funding 2 Security Trustee under or in connection with this Agreement (other than their respective obligations under Clause 14) shall automatically terminate upon the discharge in full (in the case of the Funding 1 Security Trustee) of the Funding 1 Secured Obligations and (in the case of the Funding 2 Security Trustee) the Funding 2 Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

16.      CONFIDENTIALITY

         During the continuance of this Agreement or after its termination, each of the Mortgages Trustee, the Cash Manager, the Seller, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 16 shall not apply:

         (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

         (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

         (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

         (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

         (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Note Event of Default, an Intercompany Loan Event of Default, a Master Intercompany Loan Event of Default or a Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

         (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt issued or to be issued by any Funding 1 Issuer, any New Issuer or the Master Issuer) to any Rating Agency or any prospective new cash manager or prospective new security trustee.

17.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before
         17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Cash Manager: to Bank of Scotland plc, Halifax Division, Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574
                 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, Esplanade, St Helier, Jersey JE1 OBD, Channel Islands (facsimile number +44 (0) 1534 726391) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of Head of Mortgage and Securitisation and Covered Bonds;

         (c) in the case of the Seller: to Bank of Scotland plc, Halifax Division, Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation; with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (d) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (020) 7398 6325) for the attention of the Secretary; with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (e) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (020) 7398 6325) for the attention of the Secretary; with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

         (f) in the case of the Funding 1 Security Trustee and the Funding 2 Security Trustee: to The Bank of New York, One Canada Square, London E14 5AL (facsimile number +44 (0) 20 7964 2533) for the attention of Corporate Trust Administration - ABS/MBS, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 17.

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18.      NO PARTNERSHIP

         It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19.      ASSIGNMENT

19.1     ASSIGNMENT BY THE MORTGAGES TRUSTEE, FUNDING 1 AND FUNDING 2

         None of the Mortgages Trustee, Funding 1 nor Funding 2 may assign or transfer any of its respective rights and obligations under this Agreement without the prior written consent of:

         (a) in the case of the Mortgages Trustee, each of the Beneficiaries, the Funding 1 Security Trustee and the Funding 2 Security Trustee;

         (b) in the case of Funding 1, the Funding 1 Security Trustee and the Cash Manager; and

         (c) in the case of Funding 2, the Funding 2 Security Trustee and the Cash Manager,

         except that Funding 1 may assign its respective rights hereunder without such consent pursuant to the Funding 1 Deed of Charge and Funding 2 may assign its respective rights hereunder without such consent pursuant to the Funding 2 Deed of Charge.

19.2     NO ASSIGNMENT BY CASH MANAGER

         The Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Mortgages Trustee, each of the Beneficiaries, the Funding 1 Security Trustee and the Funding 2 Security Trustee.

20.      AMENDMENTS AND CONSENTS

20.1 Subject to Clause 2, Clause 3 and Clause 4 of the Controlling Beneficiary Deed (as applicable) and (in the case of Funding 1) Clause 25 of the Funding 1 Deed of Charge and (in the case of Funding 2) Clause 12 of the Funding 2 Deed of Charge, no amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by (or by some person duly authorised by) each of the parties to this Agreement. In the case of a waiver, such waiver shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

20.2 Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee will each exercise all rights, powers, benefits and/or discretions conferred on it under this Agreement (including, without limitation, in giving its consent, approval or authorisation to any event, matter or thing requested hereunder) in accordance with Clauses 2, 3 and 4 of the Controlling Beneficiary Deed (as applicable) and (in the case of Funding 1) Clause 25 of the Funding 1 Deed of Charge and (in the case of Funding 2) Clause 12 of the Funding 2 Deed of Charge.

21.      EXCLUSION OF THIRD PARTY RIGHTS

         The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

22.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

23.      SEVERABILITY

         Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

24.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

24.1 This Agreement is governed by, and shall be construed in accordance with, the laws of England.

24.2 Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding. The Mortgages Trustee irrevocably appoints Structured Finance Management Limited at 35 Great St. Helen's, London EC3A 6AP as its agent for the service of process.

IN WITNESS whereof the parties have caused this Agreement to be executed and delivered as a deed the day and year first before written.

                                  SCHEDULE 1

                         THE CASH MANAGEMENT SERVICES

The Cash Manager shall:

(a)      make the determinations set out in Schedule 2 hereto;

(b) operate the Mortgages Trustee GIC Account, the Funding 1 GIC Account, the Funding 1 Transaction Account, the Funding 2 GIC Account, the Funding 2 Transaction Account or any other Bank Account and ensure that payments are made into and from such accounts in accordance with this Agreement, the Mortgages Trust Deed, the Funding 1 Deed of Charge, the Funding 2 Deed of Charge, the Bank Account Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Funding 1 Guaranteed Investment Contract, the Funding 2 Guaranteed Investment Contract and any other applicable Transaction Document PROVIDED HOWEVER THAT nothing herein shall require the Cash Manager to make funds available to the Mortgages Trustee, Funding 1 or Funding 2 to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(c)      keep records for all taxation purposes (including, without limitation
         VAT);

(d) assist the auditors of the Mortgages Trustee, Funding 1 and Funding 2 and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

(e) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the respective businesses of the Mortgages Trustee, Funding 1 and Funding 2 or required to be given by the Mortgages Trustee, Funding 1 or Funding 2 pursuant to the Transaction Documents;

(f) arrange for all payments due to be made by the Mortgages Trustee and/or Funding 1 and/or Funding 2 under any of the Transaction Documents, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee and/or Funding 1 and/or Funding 2 and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Cash Manager of all or any of the obligations of the Mortgages Trustee, Funding 1 or Funding 2 under any of the Transaction Documents;

(g) without prejudice to the role of and in conjunction with the relevant Corporate Services Provider under the relevant Corporate Services Agreement, keep general books of account and records of the Mortgages Trustee, Funding 1 and Funding 2; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of Tax returns;

(h) without prejudice to the role of and in conjunction with the relevant Corporate Services Provider under the relevant Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Mortgages Trustee, Funding 1 and Funding 2 including the keeping of all registers and the making of all returns and filings required by applicable law or by US or UK regulatory authorities (including the Securities and Exchange Commission), co-operate in the convening of board and general meetings and provide registered office facilities;

(i) itself on behalf of the Mortgages Trustee, Funding 1 and Funding 2, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee, Funding 1 and Funding 2, pay all the out-of-pocket expenses of the Mortgages Trustee, Funding 1 and Funding 2, incurred by the Cash

         Manager on behalf of the Mortgages Trustee, Funding 1 and Funding 2, as the case may be, in the performance of the Cash Manager's duties hereunder including without limitation:

         (i) all Taxes which may be due or payable by the Mortgages Trustee, Funding 1 and Funding 2;

         (ii) all registration, transfer, filing and other fees and other charges payable in respect of the sale by the Seller of the Portfolio to the Mortgages Trustee;

         (iii)   all fees payable to the London Stock Exchange plc;

         (iv) all necessary filing and other fees in compliance with regulatory requirements;

         (v)     all legal and audit fees and other professional advisory fees;

         (vi) all communication expenses including postage, courier and telephone charges; and

         (vii) all premiums payable by the Mortgages Trustee in respect of the Insurance Policies;

(j) at the request of Funding 1 or Funding 2, as the case may be (but also with the prior written consent of the Funding 1 Security Trustee or the Funding 2 Security Trustee, as the case may be), invest monies standing from time to time to the credit of the Funding 1 GIC Account and the Funding 1 Liquidity Stand-by Account (if any) or the Funding 2 GIC Account, as the case may be, in Authorised Investments, subject to the following provisions:

         (i) any such Authorised Investment shall be made in the joint names of the Funding 1 Security Trustee and Funding 1 or the Funding 2 Security Trustee and Funding 2, as the case may be;

         (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Cash Manager, the Funding 1 Security Trustee and the Funding 2 Security Trustee by Funding 1 or Funding 2, as the case may be;

         (iii) all income or other distributions arising on, or proceeds following the disposal or maturity of, Authorised Investments shall be credited to the Funding 1 GIC Account or the Funding 2 GIC Account, as the case may be; and

         (iv) the Funding 1 Security Trustee, the Funding 2 Security Trustee and the Cash Manager shall not be responsible (save where any loss results from the Funding 1 Security Trustee's, the Funding 2 Security Trustee's or the Cash Manager's, as the case may be, own fraud, wilful default or negligence or that of their respective officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(k) determine the Loan Tranche Interest Amount payable in respect of each Subordinated Loan Tranche and each Start-Up Loan Tranche for the relevant Loan Tranche Interest Period in accordance with Clause 7.2 of the Master Intercompany Loan Agreement.

                                  SCHEDULE 2

                  CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.       DETERMINATION

1.1 On each Calculation Date based on the amount of monies standing to the credit of the Mortgages Trustee GIC Account as at close of business on the London Business Day immediately preceding the relevant Calculation Date, the Cash Manager shall determine each of the following:

         (a) the amount of Principal Receipts and Revenue Receipts received during the preceding Calculation Period; and

         (b) the amount of Mortgages Trust Available Revenue Receipts and Mortgages Trust Available Principal Receipts to be distributed to Funding 1, Funding 2 and to the Seller on the Distribution Date immediately following the relevant Calculation Date.

1.2 On each Calculation Date, the Cash Manager shall determine each of the following:

         (a) the amount of any Losses incurred on the Loans in the period from the immediately preceding Calculation Date to the relevant Calculation Date;

         (b) the Funding 1 Share, the Seller Share, the Funding 2 Share, the Funding 1 Share Percentage, the Funding 2 Share Percentage and the Seller Share Percentage in accordance with clause 8 of the Mortgages Trust Deed; and

         (c) the Minimum Seller Share in accordance with clause 9.2 of the Mortgages Trust Deed.

1.3 Four Business Days prior to each Funding 1 Interest Payment Date the Cash Manager shall determine each of the following:

         (a) the amount of any Funding 1 Available Revenue Receipts to be applied on the following Funding 1 Interest Payment Date in accordance with the Funding 1 Pre-Enforcement Revenue Priority of Payments;

         (b) the amount of any Funding 1 Available Principal Receipts to be applied on the following Funding 1 Interest Payment Date in accordance with the Funding 1 Principal Priority of Payments; and

         (c)     the amount of any Funding 1 Income Deficit.

1.4 Four Business Days prior to each Funding 2 Interest Payment Date the Cash Manager shall determine each of the following:

         (a) the amount of any Funding 2 Available Revenue Receipts to be applied on the following Funding 2 Interest Payment Date in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments;

         (b) the amount of any Funding 2 Available Principal Receipts to be applied on the following Funding 2 Interest Payment Date in accordance with the Funding 2 Principal Priority of Payments; and

         (c)     the amount of any Funding 2 Income Deficit.

1.5 The Cash Manager shall make all the determinations referred to in paragraphs 1.1 to 1.4 above on the basis of the following assumptions:

         (a)     that the amount of any Losses will not increase;

         (b) that any debit balance on the Funding 1 Principal Deficiency Ledger or the Funding 2 Principal Deficiency Ledger, as the case may be, will not increase; and

         (c) such other assumptions (including without limitation as to the amount of any payments or provisions to be made in accordance with the applicable Funding 1 Priority of Payments or the Funding 2 Priority of Payments, as the case may be) as the Cash Manager considers appropriate.

         The Cash Manager shall on request notify the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee in writing of any such other assumptions and shall take account of any representations made by the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee (as the case may be) in relation thereto.

1.6 The Cash Manager shall, if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate (for the purposes of any calculations referred to above, ((a)) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% being rounded down to 9.87654%) and ((b)) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice).

1.7 Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest error) be final and binding on all persons.

2.       PRIORITY OF PAYMENTS FOR MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS

         The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date withdraw Cash from the Mortgages Trustee GIC Account and/or, in the case of sums to be provided for, retain Cash in the amounts required (to the extent that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn or, if any amounts are retained by way of provision for the relevant liability and are thus not withdrawn, to the extent that withdrawal of those amounts that are withdrawn would not, if such retained amounts were also to be withdrawn, cause the balance on the Mortgages Trustee GIC Account to become overdrawn) in an aggregate amount equal to the Mortgages Trust Available Revenue Receipts on each Distribution Date. The withdrawal shall be used to make the payments and provisions in the order of priority set out in clause 10.2 of the Mortgages Trust Deed (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

3.       PRIORITY OF PAYMENTS FOR MORTGAGES TRUST AVAILABLE PRINCIPAL RECEIPTS

         The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date, withdraw Cash from the Mortgages Trustee GIC Account (to the extent only that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn) in an aggregate amount equal to the Mortgages Trust Available Principal Receipts on each Distribution Date to make the payments in the order of priority set out in clause 11 of the Mortgages Trust Deed.

4.       PRIORITY OF PAYMENTS FOR FUNDING 1 AVAILABLE REVENUE RECEIPTS

         Funding 1 Available Revenue Receipts will be applied by the Cash Manager on each Funding 1 Interest Payment Date until enforcement of the Funding 1 Security pursuant to the Funding 1 Deed of Charge or until such time as there are no amounts outstanding under any Intercompany Loan Agreement, in making such payments and provisions in the order of priority set out in the Funding 1 Pre-Enforcement Revenue Priority of Payments (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) as set out in Part 1 of Schedule 3 to the Funding 1 Deed of Charge (as the same may be amended, varied or restated from time to time).

5.       PRIORITY OF PAYMENTS FOR FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS

         Funding 1 Available Principal Receipts will be applied by the Cash Manager on each Funding 1 Interest Payment Date until enforcement of the Funding 1 Security pursuant to the Funding 1 Deed of Charge or until such time as there are no amounts outstanding under any Intercompany Loan Agreement, in making such payments and provisions in the order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) set out in Part 2 of Schedule 3 to the Funding 1 Deed of Charge.

6.       FUNDING 1 INCOME DEFICIT/FUNDING 1 LIQUIDITY FACILITY

6.1 If the Cash Manager determines four Business Days prior to a Funding 1 Interest Payment Date that there will be a Funding 1 Income Deficit, then the Cash Manager, on behalf of Funding 1, shall pay or provide for such Funding 1 Income Deficit by applying Funding 1 Principal Receipts (plus any part of the balance of the Funding 1 Cash Accumulation Ledger which is not comprised in Funding 1 Available Principal Receipts) to make good such Funding 1 Income Deficit, and the Cash Manager shall make a corresponding entry in the relevant Funding 1 Ledgers as described in paragraphs 13 and 18 below.

6.2 If the Cash Manager determines there are no (or insufficient) amounts standing to the credit of the Funding 1 Principal Ledger and the Cash Accumulation Ledger to cure the Funding 1 Income Deficit then on the London Business Day immediately preceding a Funding 1 Interest Payment Date the Cash Manager will, subject to paragraph 6.3 below, direct Funding 1 to request a drawing pursuant to Clause 5.1 of the Funding 1 Liquidity Facility Agreement to apply towards such Funding 1 Income Deficit.

6.3 A Funding 1 Liquidity Drawing may not be used to pay interest or principal (as applicable) on the Term Advances if and to the extent that there are funds standing to the credit of the Funding 1 Liquidity Reserve Fund that are available to cure such Funding 1 Income Deficit on such Funding 1 Interest Payment Date.

7.       PRIORITY OF PAYMENTS FOR FUNDING 2 AVAILABLE REVENUE RECEIPTS

         Funding 2 Available Revenue Receipts will be applied by the Cash Manager on each Funding 2 Interest Payment Date until enforcement of the Funding 2 Security pursuant to the Funding 2 Deed of Charge or until such time as there are no amounts outstanding under the Master Intercompany Loan Agreement, in making such payments and provisions in the order of priority set out in the Funding 2 Pre-Enforcement Revenue Priority of Payments (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) as set out in Part 1 of Schedule 3 to the Funding 2 Deed of Charge (as the same may be amended, varied or restated from time to time).

8.       PRIORITY OF PAYMENTS FOR FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS

         Funding 2 Available Principal Receipts will be applied by the Cash Manager on each Funding 2 Interest Payment Date until enforcement of the Funding 2 Security pursuant to the Funding 2 Deed of Charge or until such time as there are no amounts outstanding under the Master Intercompany Loan Agreement, in making such payments and provisions in the order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) set out in Part 2 of Schedule 3 to the Funding 2 Deed of Charge.

9.       FUNDING 2 INCOME DEFICIT

         If the Cash Manager determines four Business Days prior to a Funding 2 Interest Payment Date that there will be a Funding 2 Income Deficit, then the Cash Manager, on behalf of Funding 2, shall pay or provide for such Funding 2 Income Deficit by applying Funding 2 Principal Receipts (plus any part of the balance of the Funding 2 Cash Accumulation Ledger which is not comprised in Funding 2 Available Principal Receipts) to make good such Funding 2 Income Deficit, and the Cash Manager shall make a corresponding entry in the relevant Funding 2 Ledgers as described in paragraphs 13 and 25 below.

10.      OTHER PAYMENTS

         Each of the Beneficiaries and the Cash Manager agrees, and the Mortgages Trustee concurs, that (save as otherwise specified below) the following payments may be made from the Mortgages Trustee GIC Account (to the extent that withdrawal of those amounts would not cause the balance of the Mortgages Trustee GIC Account to become overdrawn) on any date:

         (a) if any amount has been received from a Borrower for the express purpose of payment being made to a third party for the provision of a service (including giving insurance cover) to either that Borrower or the Seller or the Mortgages Trustee, to pay such amount when due to such third party or, in the case of the payment of an insurance premium, where such third party and the Cash Manager have agreed that payment of commission should be made by deduction from such insurance premium, to pay such amount less such commissions when due to such third party and to pay such commission to the Cash Manager and to pay any premiums in respect of any Insurance Policy or other insurance policy relating to any Loan comprised in the Portfolio;

         (b) to pay to any person (including the Cash Manager) any amounts due arising from any overpayment by any person or arising from any reimbursement by any person of any such overpayment (including, for the avoidance of doubt, where arising from the failure of a direct debit);

         (c) to pay when due (but subject to any right to refuse or withhold payment or of set-off that has arisen by reason of the Borrower's breach of the terms of the relevant Mortgage or
                 Loan) any amount payable to a Borrower under the terms of the Mortgage or the Loan to which that Borrower is a party, and to pay when due any amount payable by the Mortgages Trustee to the Seller pursuant to clauses 3.3, 4.4 and 5.2 of the Mortgage Sale Agreement;

         (d) to pay to the Seller any amounts (including, for the avoidance of doubt, any Early Repayment Fees) received and held by the Mortgages Trustee on trust for the Seller pursuant to clause 5 of the Mortgage Sale Agreement;

         (e) to pay when due and payable any amounts due and payable by the Mortgages Trustee to third parties and incurred without breach by the Mortgages Trustee of the Mortgages Trust Deed and not provided for payment elsewhere in this paragraph 7;

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         (f)     to refund any amounts due arising from the rejection of any payments in respect of a Loan and any other amounts which have not been received by the Mortgages Trustee as cleared funds; and

         (g) to refund to the Seller any amounts which represent amounts received from Borrowers but which do not form part of the Mortgage Account balance or comprise unpaid interest as at the relevant date and which are amounts owed by such Borrowers in respect of the period prior to the date on which the Mortgage Loan (together with its Related Security) relating to such Mortgage Account was transferred to the Mortgages Trustee as and when identified by the Cash Manager and if a Borrower fails to pay the full amount that it owes, the Cash Manager shall be obliged to refund to the Seller only such portion of the amount which relates to any period prior to such transfer.

11.      USE OF LEDGERS

         The Cash Manager shall forthwith record monies received or payments made by it on behalf of the Mortgages Trustee, Funding 1 or Funding 2 in the ledgers in the manner set out in this Agreement. If, at any time, the Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Funding 1 Security Trustee and the Funding 2 Security Trustee (as applicable) thereon.

         Except in the case of the Funding 1 Principal Deficiency Ledger or the Funding 2 Principal Deficiency Ledger, a debit item shall only be made in respect of any of the Mortgages Trustee Ledgers, the Funding 1 Ledgers and the Funding 2 Ledgers and the corresponding payment or transfer (if any) may only be made from the Mortgages Trustee GIC Account, the Funding 1 GIC Account, the Funding 1 Transaction Account, the Funding 2 GIC Account or the Funding 2 Transaction Account, as the case may be, to the extent that such entry does not cause the relevant ledger to have a debit balance. In the case of the Funding 1 Principal Deficiency Ledger, each Funding 1 Principal Deficiency Sub-Ledger, the Funding 2 Principal Deficiency Ledger and each Funding 2 Principal Deficiency Sub-Ledger, a credit item shall only be made to the extent that such entry does not cause such ledger to have a credit balance.

12.      REVENUE LEDGER

         The Cash Manager shall ensure that:

         (a)     the following amounts shall be credited to the Revenue Ledger:

                 (i)     all Revenue Receipts; and

                 (ii) all interest received by the Mortgages Trustee on the Mortgages Trustee GIC Account; and

         (b) any payment or provision made under paragraph 2 above shall be debited to the Revenue Ledger.

13.      PRINCIPAL LEDGER

         The Cash Manager shall ensure that:

         (a)     all Principal Receipts shall be credited to the Principal
                 Ledger; and

         (b) any payment or provision made under paragraph 3 above shall be debited to the Principal Ledger.

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14.      LOSSES LEDGER

         The Cash Manager shall ensure that all Losses shall be recorded in the Losses Ledger.

15.      FUNDING 1 SHARE/FUNDING 2 SHARE/SELLER SHARE LEDGER

         The Cash Manager shall ensure that the Current Funding 1 Share and the Current Funding 1 Share Percentage of the Trust Property, the Current Funding 2 Share and the Current Funding 2 Share Percentage of the Trust Property and the Current Seller Share and the Current Seller Share Percentage of the Trust Property are recorded in the Funding 1 Share/Funding 2 Share/Seller Share Ledger on the Initial Closing Date (in the case of Funding 1 and the Seller) and on the Programme Date (in the case of Funding 2) and thereafter on each Distribution Date.

16.      FUNDING 1 REVENUE LEDGER

         The Cash Manager shall ensure that:

         (a) the following amounts shall be credited to the Funding 1 Revenue Ledger:

                 (i)     all Funding 1 Revenue Receipts;

                 (ii) all interest received by Funding 1 in respect of the Funding 1 Bank Accounts;

                 (iii) all amounts received by Funding 1 representing income on any Funding 1 Authorised Investments;

                 (iv) all amounts (other than any early termination payment which is to be used to acquire, if necessary, a new swap) received by Funding 1 under the Funding 1 Swap Agreement; and

                 (v) any amount debited to the Funding 1 Principal Ledger under paragraph 18(b)(ii) below; and

         (b) any payment or provision made under paragraph 4 above shall be debited to the Funding 1 Revenue Ledger.

17.      FUNDING 1 LIQUIDITY FACILITY LEDGER

         The Cash Manager shall ensure that:

         (a) all Funding 1 Liquidity Facility Drawings shall be credited to the Funding 1 Liquidity Facility Ledger; and

         (b) all Funding 1 Liquidity Facility Repayments shall be noted on the Funding 1 Liquidity Facility Ledger.

18.      FUNDING 1 PRINCIPAL LEDGER

         Without prejudice to paragraph 19 below, the Cash Manager shall ensure that:

         (a) the following amounts shall be credited to the Funding 1 Principal Ledger:

                 (i)     all Funding 1 Principal Receipts; and

                 (ii) amounts credited to the Funding 1 Principal Deficiency Ledger under paragraph 4 above and paragraph 19 below; and

         (b) the following amounts shall be debited to the Funding 1 Principal Ledger:

                 (i) the aggregate amount paid pursuant to paragraph 5 above (other than any remainder to be credited to the Funding 1 Principal Ledger); and

                 (ii) on each Funding 1 Interest Payment Date, an amount equal to the Funding 1 Income Deficit on such Funding 1 Interest Payment Date.

19.      FUNDING 1 PRINCIPAL DEFICIENCY LEDGER

19.1 Without prejudice to paragraph 4 above, the Cash Manager shall ensure that there shall be debited to the Funding 1 Principal Deficiency
         Ledger:

         (a) deficiencies arising from Losses which have been allocated to the Funding 1 Share; and

         (b) any amount required to be debited to the Funding 1 Principal Ledger under paragraph 18(b)(ii) above.

19.2 The Cash Manager shall ensure that there shall be credited to the Funding 1 Principal Deficiency Ledger any amount to be credited in accordance with paragraph 4 above.

19.3 Amounts to be debited to the Funding 1 Principal Deficiency Ledger shall be debited in the following order:

         (a) first, to the Funding 1 Principal Deficiency Sub-Ledger corresponding to the Term Advance with the lowest ranking Term Advance Rating until the debit balance thereon is equal to the then principal amount outstanding of the corresponding Term Advance(s); and

         (b) secondly, to the Funding 1 Principal Deficiency Sub-Ledger corresponding to the Term Advance with the next lowest Term Advance Rating until the debit balance thereon is equal to the then principal amount outstanding of corresponding Term Advance(s), and so on until amounts are debited to the AAA Principal Deficiency Sub Ledger, at which point there will be an Asset Trigger Event.

         Losses on the Loans and/or the application of Funding 1 Available Principal Receipts to pay interest on the Term Advances will not be recorded on the Funding 1 Principal Deficiency Ledger to the extent that the Funding 1 Share of the Trust Property together with amounts standing to the credit of the Funding 1 Cash Accumulation Ledger and the Funding 1 Principal Ledger, in aggregate, is greater than or equal to the aggregate Outstanding Principal Balance of the Intercompany Loans on the relevant Funding 1 Interest Payment Date, after taking account of such Losses or the relevant application of Principal Receipts.

19.4 Amounts to be credited to the Funding 1 Principal Deficiency Ledger shall be credited in the following order:

         (a) first, to the Funding 1 Principal Deficiency Sub-Ledger corresponding to the Term Advance with the highest ranking Term Advance Rating until the debit balance thereon is reduced to zero;

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

         (b) secondly, to the Funding 1 Principal Deficiency Sub-Ledger corresponding to the Term Advance with the next highest ranking Term Advance Rating until the debit balance thereon is reduced to zero; and

         (c) thirdly, to the Funding 1 Principal Deficiency Sub-Ledger corresponding to the Term Advance with the next highest ranking Term Advance Rating until the debit balance thereon is reduced to zero, and so on until the balance of the Funding 1 Principal Deficiency Ledger is zero.

20.      FUNDING 1 GENERAL RESERVE LEDGER

20.1 A tranche (if any) drawn down on a relevant Closing Date by Funding 1 pursuant to a Start-Up Loan Agreement for the purposes of funding the Funding 1 General Reserve Fund (or any other similar reserve fund) will be credited to the Funding 1 General Reserve Ledger.

20.2 Amounts shall be credited to the Funding 1 General Reserve Ledger in accordance with the Funding 1 Priority of Payments above.

20.3 Amounts shall be debited to the Funding 1 General Reserve Ledger on each Funding 1 Interest Payment Date in order to be applied in accordance with the order of priority of payments set out in Schedule 3 to the Funding 1 Deed of Charge.

21.      FUNDING 1 LIQUIDITY RESERVE LEDGER

21.1 Amounts shall be credited to the Funding 1 Liquidity Reserve Ledger in accordance with the Funding 1 Priority of Payments above.

21.2 Amounts shall be debited to the Funding 1 Liquidity Reserve Ledger to the extent permitted on each relevant Funding 1 Interest Payment Date in order to be applied in accordance with the priority of payments set out in Schedule 3 to the Funding 1 Deed of Charge.

22.      INTERCOMPANY LOAN LEDGER

         The Cash Manager shall ensure that all payments of interest and repayments of principal on each of the Term Advances are recorded in the Intercompany Loan Ledger.

23.      FUNDING 1 CASH ACCUMULATION LEDGER

         The Cash Manager shall ensure that all Funding 1 Principal Receipts reserved by Funding 1 to pay the relevant Bullet Term Advances are recorded on the Funding 1 Cash Accumulation Ledger.

24.      FUNDING 2 REVENUE LEDGER

         The Cash Manager shall ensure that:

         (a) the following amounts shall be credited to the Funding 2 Revenue Ledger:

                 (i)     all Funding 2 Revenue Receipts;

                 (ii) all interest received by Funding 2 in respect of the Funding 2 Bank Accounts;

                 (iii) all amounts received by Funding 2 representing income on any Funding 2 Authorised Investments;

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

                 (iv) all amounts (other than any early termination payment which is to be used to acquire, if necessary, a new swap) received by Funding 2 under the Funding 2 Swap Agreement; and

                 (v) any amount debited to the Funding 2 Principal Ledger under paragraph 25(b)(ii) below; and

         (b) any payment or provision made under paragraph 7 above shall be debited to the Funding 2 Revenue Ledger.

25.      FUNDING 2 PRINCIPAL LEDGER

         Without prejudice to paragraph 26 below, the Cash Manager shall ensure that:

         (a) the following amounts shall be credited to the Funding 2 Principal Ledger:

                 (i)     all Funding 2 Principal Receipts; and

                 (ii) amounts credited to the Funding 2 Principal Deficiency Ledger under paragraph 7 above and paragraph 26 below; and

         (b) the following amounts shall be debited to the Funding 2 Principal Ledger:

                 (i) the aggregate amount paid pursuant to paragraph 8 above (other than any remainder to be credited to the Funding 2 Principal Ledger); and

                 (ii) on each Funding 2 Interest Payment Date, an amount equal to the Funding 2 Income Deficit on such Funding 2 Interest Payment Date.

26.      FUNDING 2 PRINCIPAL DEFICIENCY LEDGER

26.1 Without prejudice to paragraph 7 above, the Cash Manager shall ensure that there shall be debited to the Funding 2 Principal Deficiency
         Ledger:

         (a) deficiencies arising from Losses which have been allocated to the Funding 2 Share;

         (b) Funding 2 Available Principal Receipts allocated to fund the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount pursuant to the applicable Funding 2 Pre-Enforcement Principal Priority of Payments; and

         (c) any amount required to be debited to the Funding 2 Principal Ledger under paragraph 25(b)(ii) above.

26.2 The Cash Manager shall ensure that there shall be credited to the Funding 2 Principal Deficiency Ledger any amount to be credited in accordance with paragraph 7 above.

26.3 Amounts to be debited to the Funding 2 Principal Deficiency Ledger shall be debited in the following order:

         (a) first, on the Funding 2 Subordinated Loan Tranche Principal Deficiency Sub Ledger until the balance of the Funding 2 Subordinated Loan Tranche Principal Deficiency Sub Ledger is equal to the aggregate principal amount outstanding of all Subordinated Loan Tranches;

         (b) second, on the Funding 2 BB Principal Deficiency Sub-Ledger until the balance of the Funding 2 BB Principal Deficiency Sub-Ledger is equal to the aggregate principal amount outstanding of all BB Loan Tranches;

         (c) third, on the Funding 2 BBB Principal Deficiency Sub-Ledger until the balance of the Funding 2 BBB Principal Deficiency Sub-Ledger is equal to the aggregate principal amount outstanding of all BBB Loan Tranches;

         (d) fourth, on the Funding 2 A Principal Deficiency Sub-Ledger until the balance of the Funding 2 A Principal Deficiency Sub-Ledger is equal to the aggregate principal amount outstanding of all A Loan Tranches;

         (e) fifth, on the Funding 2 AA Principal Deficiency Sub-Ledger until the balance of the Funding 2 AA Principal Deficiency Sub-Ledger is equal to the aggregate principal amount outstanding of all AA Loan Tranches;

         (f) sixth, on the Funding 2 AAA Principal Deficiency Sub-Ledger, at which point there will be an Asset Trigger Event (unless such losses are recorded when ((i)) the aggregate principal amount outstanding of all Subordinated Loan Tranches, BB Loan Tranches, BBB Loan Tranches, A Loan Tranches and AA Loan Tranches is equal to zero and ((ii)) the sum of (A) the amount standing to the credit of the Funding 2 General Reserve Ledger and (B) the amount standing to the credit of the Funding 2 Revenue Ledger together with amounts determined and due to be credited to the Funding 2 Revenue Ledger prior to the immediately following Funding 2 Interest Payment Date after such debit is made, is greater than the amount necessary to pay the items in paragraphs (A) to (E) in the Funding 2 Pre-Enforcement Revenue Priority of Payments on the immediately following Funding 2 Interest Payment Date after such debit is made);

         Losses on the Loans and/or the application of amounts standing to the credit of the Funding 2 Principal Ledger and/or the Funding 2 Cash Accumulation Ledger to pay interest and fees on the Master Intercompany Loan will not be recorded on the Funding 2 Principal Deficiency Ledger to the extent that the Funding 2 Share of the Trust Property together with amounts standing to the credit of the Funding 2 Cash Accumulation Ledger and the Funding 2 Principal Ledger, in aggregate, is greater than or equal to the aggregate Outstanding Principal Balance of the Rated Loan Tranches and Subordinated Loan Tranches under the Master Intercompany Loan Agreement on the relevant Funding 2 Interest Payment Date, after taking account of such Losses or the relevant application of Principal Receipts.

26.4 Amounts to be credited to the Funding 2 Principal Deficiency Ledger shall be credited in the following order:

         (a) first, in an amount necessary to reduce to zero the balance on the Funding 2 AAA Principal Deficiency Sub-Ledger;

         (b) second, provided that interest due on the AA Loan Tranches has been paid, in an amount necessary to reduce to zero the balance on the Funding 2 AA Principal Deficiency Sub-Ledger;

         (c) third, provided that interest due on the A Loan Tranches has been paid, in an amount to reduce to zero the balance on the Funding 2 A Principal Deficiency Sub-Ledger;

         (d) fourth, provided that interest due on the BBB Loan Tranches has been paid, in an amount necessary to reduce to zero the balance on the Funding 2 BBB Principal Deficiency Sub-Ledger;

         (e) fifth, provided that interest due on the BB Loan Tranches has been paid, in an amount necessary to reduce to zero the balance on the BB Principal Deficiency Sub-Ledger; and

         (f) sixth, provided that interest due on the Subordinated Loan Tranches has been paid, in an amount necessary to reduce to zero the balance on the Funding 2 Subordinated Loan Tranche Principal Deficiency Sub Ledger.

27.      FUNDING 2 GENERAL RESERVE LEDGER

27.1 An amount drawn down on a relevant Closing Date by Funding 2 pursuant to a Funding 2 Start-Up Loan Agreement or of a Start-Up Loan Tranche under the Master Intercompany Loan Agreement for the purposes of funding the Funding 2 General Reserve Fund (or any other similar reserve fund) will be credited to the Funding 2 General Reserve Ledger.

27.2 Amounts shall be credited to the Funding 2 General Reserve Ledger in accordance with the Funding 2 Priority of Payments above.

27.3 Amounts shall be debited to the Funding 2 General Reserve Ledger on each Funding 2 Interest Payment Date in order to be applied in accordance with the order of priority of payments set out in Schedule 3 to the Funding 2 Deed of Charge.

28.      FUNDING 2 LIQUIDITY RESERVE LEDGER

28.1 Amounts shall be credited to the Funding 2 Liquidity Reserve Ledger in accordance with the Funding 2 Priority of Payments above.

28.2 Amounts shall be debited to the Funding 2 Liquidity Reserve Ledger to the extent permitted on each relevant Funding 2 Interest Payment Date in order to be applied in accordance with the priority of payments set out in Schedule 3 to the Funding 2 Deed of Charge.

29.      MASTER INTERCOMPANY LOAN LEDGER

         The Cash Manager shall ensure that all payments of interest and repayments of principal on each of the Loan Tranches are recorded in the Master Intercompany Loan Ledger.

30.      FUNDING 2 CASH ACCUMULATION LEDGER

         The Cash Manager shall ensure that all Funding 2 Principal Receipts reserved by Funding 2 to pay the relevant Bullet Loan Tranches are recorded on the Funding 2 Cash Accumulation Ledger.

31.      START-UP LOAN REVENUE CONTRIBUTION LEDGER

31.1 The Cash Manager shall ensure that all amounts received by Funding 2 under a Funding 2 Start-Up Loan Agreement or a Start-Up Loan Tranche under the Master Intercompany Loan Agreement or part thereof for the purposes of contributing towards Funding 2 Available Revenue Receipts on the Funding 2 Interest Payment Date immediately following the relevant Closing Date are credited to the Start-Up Loan Revenue Contribution Ledger.

31.2 The Cash Manager shall ensure that all amounts referred to in paragraph 31.1 above are debited to the Start-Up Loan Revenue Contribution Ledger on the Funding 2 Interest Payment Date immediately following the Closing Date on which they were advanced for the purpose described in paragraph 31.1 above.

                                  SCHEDULE 3

                      FORM OF FUNDING 1 QUARTERLY REPORT

INTERCOMPANY LOANS BALANCES

[Balances]

Last quarter closing balance
Repayments
New Term Advances
CR to Cash Accumulation Ledger in period
CR to Principal Ledger in period
Closing balance

CASH ACCUMULATION LEDGER
Opening balance
Principal received
Principal paid
Closing balance

PRINCIPAL LEDGER
Opening balance
Principal received
CR from Principal Deficiency Ledger
Principal paid
Closing balance

AVAILABLE CREDIT ENHANCEMENT

General Reserve Fund at closing

Last quarter closing General Reserve Fund

Drawings to make a bullet repayment
Other drawings
Closing of balance of General Reserve Fund
Target of balance General Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                        AAA    AA    BBB

Opening Principal Deficiency Ledger Balance
Losses this Quarter

Principal Deficiency Ledger top up from Revenue
Income
Closing Principal Deficiency Ledger Balance

SUBORDINATED LOAN OUTSTANDING

[Balances]

Last quarter closing outstanding
Accrued interest
Repayments Made
Closing balance

                                  SCHEDULE 4

                      FORM OF FUNDING 2 QUARTERLY REPORT

MASTER INTERCOMPANY LOANS BALANCE

[Balance]

Last quarter closing balance
Repayments
New Loan Tranche
CR to Cash Accumulation Ledger in period
CR to Principal Ledger in period
Closing balance

CASH ACCUMULATION LEDGER
Opening balance
Principal received
Principal paid
Closing balance

PRINCIPAL LEDGER
Opening balance
Principal received
CR from Principal Deficiency Ledger
Principal paid
Closing balance

AVAILABLE CREDIT ENHANCEMENT
Funding 2 General Reserve Fund at Programme Date
Last quarter closing Funding 2 General Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing balance of Funding 2 General Reserve Fund
Target balance of Funding 2 General Reserve Fund

PRINCIPAL DEFICIENCY LEDGER                        AAA    AA    BBB

Opening Principal Deficiency Ledger balance
Losses this quarter

Principal Deficiency Ledger top up from Revenue
Receipts
Closing Principal Deficiency Ledger balance

SUBORDINATED LOANS OUTSTANDING

[Balances]

Last quarter closing outstanding
Accrued interest
Repayments made
Closing balance

                                  SIGNATORIES

CASH MANAGER AND SELLER

EXECUTED as a DEED by                       )
BANK OF SCOTLAND PLC                        )    /s/ IAN STEWART
acting by its attorney                      )    /s/ DAVID WILKINSON
in the presence of:                         )

Witness's signature: /s/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         LONDON
         E14 5DU

MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of             )
PERMANENT MORTGAGES                         )    /s/ ABU KAPADIA
TRUSTEE LIMITED,                            )
a company incorporated in Jersey,           )
Channel Islands, by                         )
being a person who,                         )
in accordance with the laws of that         )
territory is acting under the authority of  )
the company in the presence of:             )

Witness's signature: /s/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         LONDON
         E14 5DU

FUNDING 1

EXECUTED as a DEED by                       )    /s/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 1)                   )    /s/ HELENA WHITTAKER
LIMITED acting by two directors             )

FUNDING 2

EXECUTED as a DEED by                       )    /s/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 2)                   )    /s/ HELENA WHITTAKER
LIMITED acting by two directors             )

FUNDING 1 SECURITY TRUSTEE

EXECUTED as a DEED                          )
for and on behalf of                        )    /s/ VINCENT GIRAUD
THE BANK OF NEW YORK                        )
by its authorised signatory
in the presence of:                         )

Witness's signature: /s/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         LONDON
         E14 5DU

FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED                          )
for and on behalf of                        )    /s/ VINCENT GIRAUD
THE BANK OF NEW YORK                        )
by its authorised signatory
in the presence of:                         )

Witness's signature: /s/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         LONDON
         E14 5DU